                                  CERBCO, Inc.
           CONSOLIDATING SCHEDULE - STATEMENTS OF EARNINGS INFORMATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1999
                                   (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated

Sales                                                    $7,314,454        $         0         $        0            $7,314,454
                                                         ----------        -----------         ----------            ----------

Costs and Expenses:
  Cost of sales                                           6,119,386                  0                  0             6,119,386
  Selling, general and administrative expenses            1,262,726                  0            152,623             1,110,103
                                                         ----------        -----------         ----------            ----------
    Total Costs and Expenses                              7,382,112                  0            152,623             7,229,489
                                                         ----------        -----------         ----------            ----------

Operating Profit (Loss)                                     (67,658)                 0           (152,623)               84,965
Investment Income                                           178,412    (A)     (50,771)           219,500                 9,683
Interest Expense                                             (7,450)   (A)      50,771                  0               (58,221)
Other Income (expense) - net                                 20,194                  0            (19,107)               39,301
                                                         ----------        -----------         ----------            ----------
Earnings Before Non-Owned Interests and
    Income Taxes                                            123,498                  0             47,770                75,728

Non-Owned Interest in Pretax Loss of
    Midsouth Partners                                        19,889                  0                  0                19,889
                                                         ----------        -----------         ----------            ----------

Earnings Before Non-Owned Interests in
    Insituform East and Income Taxes                        143,387                  0             47,770                95,617

Provision for Income Taxes                                   60,000                  0             23,000                37,000
                                                         ----------        -----------         ----------            ----------

Earnings Before Non-Owned Interests in
    Insituform East                                          83,387                  0             24,770                58,617

Non-Owned Interests in Earnings of Insituform East          (37,886)   (B)     (37,886)                 0                     0
                                                         ----------        -----------         ----------            ----------

                                         NET EARNINGS    $   45,501        $   (37,886)        $   24,770            $   58,617
                                                         ==========        ===========         ==========            ==========

                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                               SEPTEMBER 30, 1999
                                   (unaudited)

                                                        CERBCO, Inc.                             CERBCO, Inc.     Insituform East,
                                                        Consolidated        Eliminations       Unconsolidated       Incorporated
ASSETS
Current Assets:
  Cash and cash equivalents                             $14,606,824            $         0        $13,797,749        $  809,075
  Accounts receivable                                     7,870,943                      0              2,760         7,868,183
  Inventories                                             1,149,239                      0                  0         1,149,239
  Prepaid and refundable taxes                               87,677                      0                  0            87,677
  Prepaid expenses and other                                280,547                      0             12,096           268,451
                                                        -----------            -----------        -----------        ----------
                                TOTAL CURRENT ASSETS     23,995,230                      0         13,812,605        10,182,625

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                        0    (C)      (7,001,610)         7,001,610                 0
  Intercompany receivables and payables                           0                      0          4,213,038        (4,213,038)

Property, Plant and Equipment - net of
  accumulated depreciation                               11,626,542                      0             84,431        11,542,111

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                                 1,948,956    (C)       1,948,956                  0                 0
  Cash surrender value of SERP life insurance             1,806,369                      0          1,657,179           149,190
  Deposits and other                                         88,934                      0             44,489            44,445
                                                        -----------            -----------        -----------        ----------
                                        TOTAL ASSETS    $39,466,031            $(5,052,654)       $26,813,352       $17,705,333
                                                        ===========            ===========        ===========       ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities              $ 2,998,139            $         0        $    69,272       $ 2,928,867
  Income taxes payable                                    1,075,432                      0          1,059,708            15,724
  Current portion of capital lease obligations               38,696                      0                  0            38,696
                                                        -----------            -----------        -----------        ----------
                           TOTAL CURRENT LIABILITIES      4,112,267                      0          1,128,980         2,983,287
                                                        -----------            -----------        -----------        ----------

Long-Term Liabilities:
  Capital lease obligations                                  56,356                      0                  0            56,356
  Deferred income taxes                                     255,000                      0                  0           255,000
  Accrued SERP liability                                    906,893                      0            841,173            65,720
                                                        -----------            -----------        -----------        ----------
                         TOTAL LONG-TERM LIABILITIES      1,218,249                      0            841,173           377,076
                                                        -----------            -----------        -----------        ----------
                                   TOTAL LIABILITIES      5,330,516                      0          1,970,153         3,360,363
                                                        -----------            -----------        -----------        ----------
Non-Owned Interests                                       9,271,585  (B)(C)      9,271,585                  0                 0
                                                        -----------            -----------        -----------        ----------

Stockholders' Equity:
  Common stock                                              118,947    (C)        (175,486)           118,947           175,486
  Class B Common stock                                       29,348    (C)         (11,904)            29,348            11,904
  Additional paid-in capital                              7,527,278    (C)      (4,000,424)         7,527,278         4,000,424
  Retained earnings                                      17,188,357  (C)(D)    (11,326,038)        17,167,626        11,346,769
  Treasury stock                                                  0    (C)       1,189,613                  0        (1,189,613)
                                                        -----------            -----------        -----------        ----------
                          TOTAL STOCKHOLDERS' EQUITY     24,863,930            (14,324,239)        24,843,199        14,344,970
                                                        -----------            -----------        -----------        ----------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $39,466,031            $(5,052,654)       $26,813,352       $17,705,333
                                                        ===========            ===========        ===========       ===========

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                               SEPTEMBER 30, 1999
                                   (unaudited)

                                  (A)
Investment income                                                                 $    50,771
  Interest expense                                                                                      $   50,771
To eliminate interest expense paid by Insituform East to CERBCO in the three months ended September 30, 1999.

                                  (B)
Non-owned interests in earnings of subsidiaries                                   $    37,886
  Non-owned interests                                                                                   $   37,886
To record non-owned interests in earnings of subsidiaries
for the three months ended September 30, 1999.

                                  (C)
Common stock                                                                      $   175,486
Class B stock                                                                     $    11,904
Additional paid-in capital                                                        $ 4,000,424
Retained earnings                                                                 $11,288,152
Excess of acquisition cost over value of net assets acquired                      $ 1,948,956
  Treasury stock                                                                                        $1,189,613
  Non-owned interests                                                                                   $9,233,699
  Investment in subsidiary                                                                              $7,001,610
To eliminate investments in consolidated subsidiaries.

                                  (D)
Retained Earnings                                                                 $    37,886
    Current year earnings adjustments                                                                   $   37,886
To close out impact of current quarter's statement of earnings.